UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________________

FORM 8-K/A

(Amendment No. 1)

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

SARATOGA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, including area code:  (512) 478-5717

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Saratoga Resources, Inc. is filing this Amendment to its Form 8-K, dated July 14, 2008 (the “Original Form 8-K”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on July 18, 2008.  This Amendment is being filed (1) to include financial statements of Harvest Oil &Gas, LLC and The Harvest Group, LLC for the quarter ended March 31, 2007, which were inadvertently omitted from the Original Form 8-K, (2) to correct footing errors reflected in the financial statements of Saratoga for the quarter ended March 31, 2008 and included in the pro forma financial statements (the “Pro Formas”) filed with the Original Form 8-K, (3) to correct the classification, within the Pro Formas, of $12.5 million of borrowings under Saratoga’s revolving credit facility originally shown in the Pro Formas as current liabilities and corrected to show those borrowings as non-current liabilities, and (4) to revise the Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in Exhibit 99.1 to reflect the foregoing revisions.

This Form 8-K/A continues to speak as of the date of the Original Form 8-K and no attempt has been made to modify or update disclosures in the Original Form 8-K except as noted above.  This Form 8-K/A does not reflect events occurring after the filing of the Original Form 8-K or modify or update any related disclosures, and information not affected by this amendment is unchanged and reflects the disclosure made at the time of the filing of the Original Form 8-K with the SEC.  In particular, any forward-looking statements included in this Form 8-K/A represent management’s view as of the filing date of the Original Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  This Current Report on Form 8-K/A includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.).  Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of the Original Form 8-K.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the Original Form 8-K, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

The use of the terms “we”, “us”, “our” or similar words below, refer to Saratoga Resources, Inc. and its subsidiaries.

Item 1.01.

Entry into a Material Definitive Agreement.

Amendment to Harvest Purchase and Sale Agreements

On July 14, 2008, we entered into (1) a Fourth Amendment to Purchase and Sale Agreement (the “Harvest Oil PSA Amendment”) with Harvest Oil & Gas, LLC (“Harvest Oil”) and Barry Ray Salsbury, Salsbury Foundation, Brian Carl Albrecht and Shell Sibley, the owners of Harvest Oil, and (2) a Fourth Amendment to Purchase and Sale Agreement (the “Harvest Group PSA Amendment”) with The Harvest Group, LLC (“Harvest Group”, and together with Harvest Oil, the “Harvest Companies”) and Barry Ray Salsbury, Salsbury Foundation, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer, the owners of Harvest Group.

Each of the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment reinstates the original Purchase and Sale Agreements between us and Harvest Oil and Harvest Group (the original Purchase and Sale Agreements being referred to, respectively, as the “Original Harvest Oil PSA” and the “Original Harvest Group PSA” and, as amended, the “Amended Harvest Oil PSA” and the “Amended Harvest Group PSA” and, collectively, the “Harvest PSAs”) and extends the closing date under the Harvest PSAs to July 14, 2008.

The Harvest Oil PSA Amendment provides for an amended purchase price of Harvest Oil consisting of (1) $84,546,400 in cash and (2) 3,920,000 shares of our common stock.

The Harvest Group PSA Amendment provides for an amended purchase price of Harvest Group consisting of (1) $21,136,600 in cash and (2) 980,000 shares of our common stock.

The foregoing is qualified in its entirety by reference to the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment filed as Exhibits 10.1 and 10.2 to the Original Form 8-K.

Wayzata Credit Agreement

In conjunction with the acquisition of Harvest Oil and Harvest Group, as described in Item 2.01 below, on July 14, 2008, we entered into a Credit Agreement (the “Wayzata Credit Agreement”) with Wayzata Investment Partners LLC (“Wayzata”) pursuant to which Wayzata, or other lenders (together, the “Wayzata Lenders”), agreed to provide loans to us in an amount up to, and did loan to us, $97,500,000 to be used to fund the acquisition of the Harvest Companies.

Pursuant to the terms of the Wayzata Credit Agreement, we granted to the Wayzata Lenders a second lien on substantially all of our assets, and each of our subsidiaries, including the Harvest Companies, agreed to guaranty all amounts owing under the Wayzata Credit Agreement.

Loans made under the Wayzata Credit Agreement bear interest at 20% per annum and are due and payable in monthly installments of interest only with the principal being due and payable in full on July 14, 2011.

Pursuant to the terms of the Wayzata Credit Agreement, we issued to the Wayzata Lenders a warrant to purchase 805,515 shares of our common stock exercisable for a period of five years at a price of $0.01 per share.

The Wayzata Credit Agreement includes normal covenants and credit conditions and is subject to the terms of an Intercreditor Agreement with us and Macquarie Bank Limited.

The foregoing is qualified in its entirety by reference to the Wayzata Credit Agreement and the form of warrant filed as Exhibits 10.3 and 10.5 to the Original Form 8-K.

Macquarie Credit Agreement

In conjunction with the acquisition of Harvest Oil and Harvest Group, on July 14, 2008, we entered into a Credit Agreement (the “Revolving Credit Agreement”) with Macquarie Bank Limited (“Macquarie”) pursuant to which we assumed and restated the existing Macquarie credit facilities of the Harvest Companies and Macquarie, or other lenders (together, the “Revolving Credit Lenders”), agreed to provide a revolving credit loan facility in an amount up to $25,000,000.  Simultaneous with execution of the Revolving Credit Agreement, we borrowed $12,528,878 under the revolving credit facilities to pay amounts due with respect to the acquisition of the Harvest Companies and related transaction costs. Additionally, letters of credit of the Harvest Companies, totaling $11.5 million, remained outstanding following the acquisition and reduce available borrowing under the revolving credit facility.

Pursuant to the terms of the Revolving Credit Agreement, we granted to the Macquarie Lenders a first lien on substantially all of our assets, and each of our subsidiaries, including the Harvest Companies, agreed to guaranty all amounts owing under the Revolving Credit Agreement.

Loans made under the Revolving Credit Agreement are subject to borrowing base requirements and bear interest at varying rates based on percentage usage of the borrowing base and margins ranging from 2.25% to 2.75% over the applicable LIBO Rate, as defined in the Revolving Credit Agreement, and 0.75% to 1.25% over the applicable prime rate.  Interest on the revolving credit facility is due monthly with respect to prime rate based loans and at the end of each applicable interest period with respect to Eurodollar loans.  Loans under the Revolving Credit Agreement mature on April 1, 2011.

Pursuant to the terms of the Revolving Credit Agreement, we will pay certain administrative fees, letter of credit fees and other fees and expenses in connection with maintenance and advances under the Revolving Credit Agreement.

The Revolving Credit Agreement includes normal covenants and credit conditions and is subject to the terms of the Intercreditor Agreement with us and the Wayzata Lenders.

The foregoing is qualified in its entirety by reference to the Revolving Credit Agreement filed as Exhibit 10.4 to the Original Form 8-K.

Renewal and Extension of Shareholder Loan and Accrued Salaries of Officers

In conjunction with the acquisition of the Harvest Companies and the related financing, at closing, the Company repaid $100,000 of advances from Thomas Cooke, the Company’s Chairman, Chief Executive Officer and principal shareholder.  The balance owing to Mr. Cooke, totaling $463,412, plus accrued salary in the amount of $157,500, was renewed and extended pursuant to a Subordinated Promissory Note, providing for payment of equal monthly installments of $17,247.55, including interest at 10% per annum, over three years.

Accrued salary in the amount of $157,500 owed to Andy Clifford, the Company’s President was renewed and extended pursuant to a Subordinated Promissory Note providing for payment of equal monthly installments of $4,375, including interest at 10%, over three years.

The foregoing is qualified in its entirety by reference to the Subordinated Promissory Notes filed as Exhibits 10.6 and 10.7 to the Original Form 8-K.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On July 14, 2008, we acquired (the “Harvest Acquisitions”) all of the equity interests in Harvest Oil and Harvest Group pursuant to the terms of the Harvest PSAs.

The Harvest Companies are independent oil and natural gas companies engaged in the production, development, and exploitation of natural gas and crude oil properties, together covering an estimated 33,000 gross acres (30,000 net) across 11 fields in the state waters of Louisiana. In connection with the Harvest Acquisitions, we entered into employment agreements with, or otherwise retained the services of, the management and certain key employees of the Harvest Companies.

As consideration for the membership interests in the Harvest Companies, we paid to the former members of the Harvest Companies a combined purchase price of $105,683,000 in cash and issued 4.9 million shares of our common stock.  The cash portion of the purchase price included $33,650,818 and $30,000,000 paid by the Harvest Companies to pay a note payable to Macquarie and to obtain a release of a net profits interest and an overriding royalty interest in the properties of the Harvest Companies held by Macquarie and its affiliates, respectively, which amounts we paid directly to Macquarie on behalf of the Harvest Companies at closing. Of the 4.9 million shares of common stock issued in the acquisitions, 3.3 million shares were issued directly to Macquarie pursuant to an agreement between Macquairie and the members of the Harvest Companies relating to the release of the net profits interest and overriding royalty interest held by Macquarie.  Prior to the Harvest Acquisitions, there existed no material relationship between the Harvest Companies and us or any of our affiliates, or any of our directors or officers, or any associates of our directors or officers.

The cash portion of the purchase price payable in connection with the Harvest Acquisitions was paid from borrowings under the Wayzata Credit Agreement and the Revolving Credit Agreement.

Because of the materiality of the Harvest Acquisitions, we have included in Exhibit 99.1 to this Current Report, the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See “Wayzata Credit Agreement” and “Macquarie Credit Agreement” under Item 1.01 above.

Item 3.02.

Unregistered Sale of Equity Securities

In connection with the Harvest Acquisition described in Item 2.01 above, we issued (i) 4,900,000 shares of common stock to 6 persons as partial consideration for the acquisition of the Harvest Companies, (ii) a warrant to purchase 805,515 shares of common stock at $0.01 per share for five years as partial consideration under the Wayzata Credit Agreement, and (iii) 1,040,000 shares of stock to 9 key employees of the Harvest Companies as an inducement for ongoing services.

The foregoing securities were issued to a limited number of investors without general solicitation pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Harvest Acquisition, on July 14, 2008, the Company appointed Barry Salsbury as President of the Company’s principal operating subsidiaries, Harvest Oil & Gas LLC and The Harvest Group, LLC.

Mr. Salsbury co-founded and, since 2004, served as President of the Harvest Companies.

The Company entered into an employment agreement and restricted stock agreement with Mr. Salsbury.  Under the terms of Mr. Salsbury’s employment agreement, Mr. Salsbury will serve as President of the Harvest Companies for a term of three years and will receive a base salary of $165,000 per year plus participation in the Company’s executive benefit programs.  Under the terms of a restricted stock agreement, Mr. Salsbury was issued 500,000 shares of common stock, of which 200,000 shares are subject to forfeiture in the event that Mr. Salsbury is not continuing in his service as President of the Harvest Companies on January 14, 2009 and 200,000 shares are subject to forfeiture in the event that Mr. Salsbury is not continuing in his service as President of the Harvest Companies on July 14, 2009.

Item 9.01.

Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

(b)     Pro Forma Financial Information.

Introduction to Pro Forma Financial Information	F-59
Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2008	F-60
Unaudited Pro Forma Condensed Combined Statement of Operations for three months ended March 31, 2008	F-61
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2007	F-62

(d)     Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Purchase and Sale Agreement, dated July 11, 2008, between Saratoga Resources, Inc., Harvest Oil & Gas, LLC, Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley(1)

10.2

Fourth Amendment to Purchase and Sale Agreement, dated July 11, 2008, between Saratoga Resources, Inc., The Harvest Group, LLC, Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer(1)

10.3	Credit Agreement, dated July 14, 2008, between Saratoga Resources, Inc. and Wayzata Investment Partners, LLC(1)

10.4	Amended and Restated Credit Agreement, dated July 14, 2008, between Saratoga Resources, Inc. and Macquarie Bank Limited(1)

10.5	Wayzata Investment Partners LLC Warrant, dated July 14, 2008(1)

10.6	Subordinated Promissory Note, dated July 14, 2008, payable to Thomas F. Cooke(1)

10.7	Subordinated Promissory Note, dated July 14, 2008(1)

10.8	Employment Agreement, dated July 14, 2008 between Saratoga Resources, Inc. and Barry Salsbury(1)

99.1	Form 10 Information reflecting Harvest Acquisition

______________

(1)

Incorporated by reference to the registrant’s Form 8-K, dated July 14, 2008, filed with the SEC on July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

	By:	/s/ Thomas Cooke
Thomas Cooke
Chief Executive Officer

Date: August 21, 2008

THE HARVEST GROUP, LLC
BALANCE SHEET

March 31, 2008

ASSETS

CURRENT ASSETS
Cash	$6,302,916
Sales and Marketing Receivables	7,277,256
Joint Interest and Other Receivables	1,804,180
Prepaid Expenses	222,688
Due from Affiliates	501,415
Other Assets	625,000

Total Current Assets	16,733,455

PROPERTY AND EQUIPMENT, at Cost
Successful Efforts Used for Oil and Gas Properties:
Oil and Gas Property and Equipment - Proved	13,189,335
Furniture, Fixtures, Equipment and Other	145,458

13,334,793

Less: Accumulated Depreciation, Depletion and Amortization	(4,910,189)

Total Property and Equipment, Net	8,424,604

OTHER ASSETS
Restricted Cash	945,604

Total Other Assets	945,604

Total Assets	$26,103,663

See accompanying notes to financial statements.

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
Accounts Payable	$4,702,134
Accrued Expenses Payable	1,009,187
Note Payable, Net of Debt Discount ($186,783 in 2008)	512,681
Hedging Liability	110,820

Total Current Liabilities	6,334,822

LONG-TERM LIABILITIES
Hedging Liability	1,861,654
Asset Retirement Obligations	7,022,017

Total Long-Term Liabilities	8,883,671

Total Liabilities	15,218,493

MEMBERS' CAPITAL
Members' Distributions	(2,769,864)
Retained Earnings	13,655,034

Total Members' Capital	10,885,170

Total Liabilities and Members' Capital	$26,103,663

See and accompanying notes to financial statements.

THE HARVEST GROUP, LLC
STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2008 and 2007

	Three Months Ended March 31,
	2008	2007
REVENUE
Oil and Gas Revenue, Net of Royalties	$10,255,709	$5,255,729
Derivative Expense/(Income)	(657,611)	2,009,949
Other Income	285,474	-

Total Revenue	9,883,572	7,265,678

COSTS AND EXPENSES
Lease Operating Expenses	5,129,816	3,109,240
Workover Expenses	-	321,198
Depreciation, Depletion and Amortization	605,469	742,706
Plug and Abandonment Provision	180,583	43,802
Other Selling, General and Administrative Expenses	546,224	19,561

Total Cost and Expenses	6,462,092	4,236,506

Operating Income	3,421,480	3,029,172

OTHER INCOME (EXPENSE)
Interest Income	17,378	-
Interest Expense	(17,406)	(290,831)

Total Other Expense	(28)	(290,831)

NET INCOME	$3,421,452	$2,738,341

See accompanying notes to financial statements.

THE HARVEST GROUP, LLC
STATEMENT OF CHANGES IN MEMBERS' CAPITAL

For the Three Months Ended March 31, 2008

	Members'	Retained
	Distributions	Earnings	Total

BALANCE - December 31, 2007	$(2,266,407)	$10,233,582	$7,967,175

Members' Distribution	(503,457)	-	(503,457)

Net Income	-	3,421,452	3,421,452

BALANCE - March 31, 2008	$(2,769,864)	$13,655,034	$10,885,170

See accompanying notes to financial statements.

THE HARVEST GROUP, LLC
STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,421,452	$2,738,341
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	605,469	742,706
Amortization of Debt Discount	8,361	-
Accretion of Plug and Abandonment Liability	180,583	43,802
(Gain) Loss on Derivative Instruments	657,611	(2,009,949)
Decrease (Increase) in Receivables	(1,072,690)	1,189,596
Decrease in Prepaid Expenses and Other Assets	147,340	50,585
(Increase) in Due from Affiliates	(803,640)	-
Increase in Accounts Payable and Accrued Expenses	2,107,478	437,120

Net Cash Provided by Operating Activities	5,251,964	3,192,201

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Oil and Gas Property and Equipment	(316,657)	(1,357,402)
Purchases of Furniture, Fixtures, Equipment and Other	(15,000)	-
Increase in Restricted Cash	-	(411,544)
Purchase of Commodity Derivative Instruments	-	108,265
Net Settlement of Derivative Instruments	(539,705)	-

Net Cash Used in Investing Activities	(871,362)	(1,660,681)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to Related Parties	-	617,957
Payments on Long-term Debt	-	(490,427)
Members' Distributions	(503,457)	-

Net Cash Used in Financing Activities	(503,457)	127,529

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,877,145	1,659,049

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,425,771	585,934

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,302,916	$2,244,983

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$5,051	$86,507

See accompanying notes to financial statements.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE HARVEST GROUP, LLC (the Company), is an independent oil and gas company engaged in the acquisition, development and exploration of oil and natural gas.  The Company’s principal areas of operation are in the Gulf of Mexico.  The Company was formed as a limited liability company on June 10, 2004, and began operations in September 2006.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term include the determination of depreciation, depletion and amortization, plugging and abandonment liabilities, and the valuation of oil and gas property.

REVENUE RECOGNITION

The Company recognizes oil and gas revenue from its interests in producing wells as the oil and gas is sold.  Revenue from the purchase, transportation, and sale of natural gas is recognized upon completion of the sale and when transported volumes are delivered.  The Company recognizes revenue related to gas balancing agreements based on the entitlement method.  The Company’s net imbalance position at March 31, 2008, was immaterial.

HEDGING AGREEMENTS

The Company manages the potential impact of changes in the price of oil and natural gas by entering into derivatives commodity instruments (hedges), but does not use them for speculative purposes.

The Company accounts for hedging agreements in accordance with SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities.  SFAS No. 133 requires the Company to recognize all derivative instruments on the balance sheet as either an asset or liability, measured at fair value, and requires that changes in a derivative’s fair value be realized currently in earnings, unless hedge accounting criteria are met.  If the derivative is a qualifying hedge, depending on the nature of the hedge, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

CONCENTRATION OF CREDIT RISK

The Company’s accounts receivable relate primarily to the sale of natural gas and crude oil.  Credit terms, typical of industry standards, are of a short-term nature and generally do not require collateral.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK (Continued)

During the three months ended March 31, 2008, the Company sold 100% of its products to one customer.  At March 31, 2008, amounts due from that customer totaled $7,277,256.

Periodically during the three months ended March 31, 2008, the Company maintained cash balances in a financial institution in excess of federally insured limits.

CASH AND CASH EQUIVALENTS

For the purpose of the Statement of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Receivables are carried at original invoice amount.  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

PROPERTY AND EQUIPMENT

The successful efforts method is used for accounting for oil and gas exploration and production operations.  Lease acquisition, tangible and intangible drilling costs are capitalized when incurred.  If the drilling venture is successful, these costs are amortized over the estimated recoverable proved reserves.  Costs of unsuccessful exploratory drilling ventures are charged to expense.

The Company capitalizes interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use.  There was no interest capitalized for the three months ended March 31, 2008.

Depreciation, depletion, and amortization (DD&A) is computed on the units-of-production method separately on each individual property.  DD&A expense includes the accrual of future plugging and abandonment costs.  The Company accounts for future plugging and abandonment costs in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets (i.e., future plugging and abandonment costs) to be recognized at their fair value at the time the obligations are incurred.  Upon initial recognition of the liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset.  The estimate of future plugging and abandonment costs is highly subjective.  Management’s current estimate of the Company’s share of such future costs is approximately $14,453,000 as of March 31, 2008.  The DD&A expense per equivalent MCF of production for the three months ended March 31, 2008 was $.55.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT(Continued)

Furniture, fixtures, equipment, and other are depreciated using the straight-line method over the estimated useful lives of the assets.

LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with
SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.  Impairment losses are based on the difference between fair value, which was calculated using the discounted future cash flows of the related properties, and the net book value of those properties.  The discounted future cash flows are derived from reserve estimates of independent petroleum engineers.  There were no impairment losses recognized during the three months ended March 31, 2008.

INCOME TAXES

The Company is treated as a partnership for income tax purposes and, as such, each member is taxed separately on their distributive share of the Company’s income whether or not that income is actually distributed.

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT

At March 31, 2008, the Company’s long-term debt included borrowings under a Credit Agreement dated September 29, 2006, and amended December 15, 2006, in an amount up to $25,000,000.  The balance outstanding as of March 31, 2008, was $699,464.  The Credit Agreement is scheduled to mature September 29, 2008.  The loan requires monthly interest payments that are accrued on the principal balance at prime plus 4%, which, at March 31, 2008, was 9.25%.  Principal reductions will result if the lender’s sweep of the Company’s net operating cash flows exceeds interest and fees payable to the lender.  The loan is collateralized by all of the real and personal property of the Company, and the membership interests.

The Company is subject to certain restrictive financial covenants under the credit facility, including an interest coverage ratio of at least 2.5 to 1.0, a current ratio of at least 1.0 to 1.0, and an adjusted present value ratio of not less than 1.75 to 1.0 as of December 31, 2006, and 2.0 to 1.0 thereafter, all as defined in the Credit Agreement.  The credit facility also includes customary restrictions with respect to liens, indebtedness, loans and investments, material changes in the Company’s business, asset sales or leases or transfers of assets, restricted payments, such as distributions and dividends, mergers or consolidations, transactions with affiliates and rate management transactions.  At December 31, 2007, the Company was in compliance with the covenants.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT (Continued)

As part of the loan agreement, the Company conveyed to the lender a 4% overriding royalty interest (ORRI) in all of its oil and gas properties, commencing on September 29, 2006.  As a result, $3,425,374, the fair value, was allocated to the property conveyance, thereby reducing capitalized costs and recording a debt discount.  The debt discount is being amortized over the life of the loan.  Included in interest expense for the three months ended March 31, 2008, was $8,361, related to the amortization of the debt discount.

NOTE C

HEDGING AGREEMENTS

The Company entered into hedging agreements to reduce the impact of changes in the prices of oil and natural gas.  Under SFAS No. 133, as amended, the nature of a derivative instrument must be evaluated to determine if it qualifies for hedge accounting treatment.  Instruments qualifying for hedge accounting treatment are recorded as an asset or liability measured at fair value and subsequent changes in fair value are recognized in equity through other comprehensive income, to the extent the hedge is effective.  The cash settlements of cash flow hedges are recorded into revenue.  Instruments not qualifying for hedge accounting treatment are recorded in the balance sheet and changes in fair value are recognized in earnings as derivative expense (income).  During the three month period ended March 31, 2008, the Company recognized net derivative expense of $591,041 in the Statement of Operations, as the result of hedges settled during the period and $66,570 as the result of market fluctuations.

The Company’s hedges are specifically referenced to the NYMEX index prices received for its designated production.  The effectiveness of hedges is evaluated at the time the contracts are entered into, as well as periodically over the lives of the contracts, by analyzing the correlation between NYMEX index prices and the posted prices received from the designated production.  Through this analysis, the Company is able to determine if a high correlation exists between the prices received for its designated production and the NYMEX prices at which the hedges will be settled.  At March 31, 2008, the Company’s hedging contracts were considered effective cash flow hedges.

Estimating the fair value of hedging derivatives requires complex calculations incorporating estimates of future prices, discount rates and price movements.  As a result, the Company obtains the fair value of its commodity derivatives from the counterparties to those contracts.  Because the counterparties are market makers, they are able to provide a literal market value, or what they would be willing to settle such contracts for as of the given date.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE C

HEDGING AGREEMENTS (Continued)

As of March 31, 2008, the Company had the following oil and gas hedge contracts accounted for as cash flow hedges, still in place:

	Instrument
Production Period	Type	Volume		Price
Crude Oil:
2008	Swap	51,592	Bbls	$60.00
2009	Swap	40,989	Bbls	$60.00
2008	Call	49,601	Bbls	$75.00
2009	Call	40,989	Bbls	$75.00
2008	Put	24,801	Bbls	$60.00
2009	Put	20,495	Bbls	$60.00

Natural Gas:
2008	Swap	115,437	Mmbtu	$7.00
2009	Swap	59,437	Mmbtu	$7.00
2008	Put	70,094	Mmbtu	$7.00
2009	Put	57,619	Mmbtu	$7.00

At March 31, 2008, the Company recognized a liability of $1,972,474 related to the estimated fair value of these derivative instruments.

NOTE D

ASSET RETIREMENT OBLIGATIONS

The Company accounts for plugging and abandonment costs in accordance with SFAS 143, Accounting for Asset Retirement Obligations.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations at March 31, 2008 is as follows:

Beginning Balance	$6,841,434
Liabilities Incurred	--
Accretion Expense	180,583
Revisions	--

Ending Balance	$7,022,017

NOTE E

COMMITMENTS AND CONTINGENCIES

The Company is subject to claims and complaints, which arise in the ordinary course of business.  It is the opinion of management that the outcome of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

In connection with the purchase of certain oil and gas interests, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration, and clean up liabilities and obligations related thereto.  To secure these liabilities and certain accounts payable liabilities, the Company maintains $625,000 in letters of credit, maturing September 2008, and at March 31, 2008, the Company maintains $945,604 in restricted cash for this purpose.

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE F

RELATED PARTY TRANSACTIONS

During 2006, the Company entered into an agreement for an affiliate to provide administrative services.  The agreement, expiring in September 2011, requires the Company to reimburse the affiliate for the actual general and administrative expenses incurred for the benefit of the Company, not to exceed $25,000 per month.  During the three months ended March 31, 2008, the affiliate charged the Company $-0-.

On December 28, 2006, the Company entered into an agreement for an affiliate to provide charter boat services for transporting its product for $10,000 per month.  During the three months ended March 31, 2008, the affiliate charged the Company $23,706 for these services.  The agreement, which expires December 28, 2009, calls for the following payments subsequent to March 31, 2008:  2008 - $90,000, 2009 - $120,000.

The Company has amounts due from affiliates totaling $757,886 and amounts due to affiliates of $256,471 at March 31, 2008.  These amounts are unsecured, non-interest bearing, and are due on demand.

NOTE G

EMPLOYMENT AGREEMENTS

The Company has entered into employment contracts with key employees.  These contracts are a joint commitment with an affiliate company.  The gross compensation commitments expire as follows:

Years Ending December 31,
2008	$217,500
2009	241,667
$459,167

THE HARVEST GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE G

EMPLOYMENT AGREEMENTS (Continued)

In addition, the Company granted Membership Interest Rights as an incentive to retain key employees.  The rights granted under the agreements entitle the holders to 15% membership interest, vesting over a three year period.  In addition, following a “Change in Control,” as defined in the agreement, to payment of the value of the designated membership interest rights at that time, or in the event of other vesting or terminating events, as defined in the agreement, to payment of the value of the designated membership interest rights over 3 years.

As of March 31, 2008, Membership Interest Rights were vested 47% of the 15% membership interest of the Company.  There were no compensation costs associated with the vesting for the three months ended March 31, 2008.

NOTE H

SUBSEQUENT EVENT

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

To the Members

THE HARVEST GROUP, LLC

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of THE HARVEST GROUP, LLC (the Company) as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ capital and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE HARVEST GROUP, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ LaPorte, Sehrt, Romig and Hand

A Professional Accounting Corporation

Metairie, LA

February 6, 2008

THE HARVEST GROUP, LLC
BALANCE SHEETS

ASSETS

	December 31,
	2007	2006
CURRENT ASSETS
Cash	$2,425,771	$585,934
Sales and Marketing Receivables	6,179,122	2,733,973
Joint Interest and Other Receivables	1,829,624	-
Prepaid Expenses	370,028	608,184
Other Assets	625,000	625,000

Total Current Assets	11,429,545	4,553,091

PROPERTY AND EQUIPMENT, At Cost
Successful Efforts Used for Oil and Gas Properties:
Oil and Gas Property and Equipment - Proved	12,872,677	13,576,267
Furniture, Fixtures, Equipment and Other	130,458	-

	13,003,135	13,576,267

Less: Accumulated Depreciation, Depletion and Amortization	(4,304,719)	(862,103)

Total Property and Equipment, Net	8,698,416	12,714,164

OTHER ASSETS
Restricted Cash	945,604	534,060

Total Other Assets	945,604	534,060

Total Assets	$21,073,565	$17,801,315

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND MEMBERS’ CAPITAL

	December 31,
	2007	2006
CURRENT LIABILITIES
Accounts Payable	$2,804,528	$1,733,981
Accrued Expenses Payable	799,315	504,830
Due to Affiliates	339,460	76,214
Note Payable, Net of Debt Discount ($195,144 in 2007)	504,320	-
Hedging Liability	1,854,568	215,104

Total Current Liabilities	6,302,191	2,530,129

LONG-TERM LIABILITIES
Asset Retirement Obligations	6,841,434	6,163,455
Note Payable, Net of Debt Discount ($2,988,392 in 2006)	-	7,723,092

Total Long-Term Liabilities	6,841,434	13,886,547

Total Liabilities	13,143,625	16,416,676

MEMBERS' CAPITAL
Members' Distributions	(2,266,407)	(136,000)
Retained Earnings	10,196,347	1,520,639

Total Members' Capital	7,929,940	1,384,639

Total Liabilities and Members' Capital	$21,073,565	$17,801,315

The accompanying notes are an integral part of these financial statements.

THE HARVEST GROUP, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006
REVENUE
Oil and Gas Revenue, Net of Royalties	$29,461,573	$5,333,700
Derivative Expense	(2,406,628)	(852,664)
Other Income	72,845	-

Total Revenue	27,127,790	4,481,036

COSTS AND EXPENSES
Lease Operating Expenses	10,103,628	1,978,582
Workover Expenses	708,644	-
Depreciation, Depletion and Amortization	3,436,669	862,103
Plug and Abandonment Provision (Recovery)	677,979	(824,792)
Other Selling, General and Administrative Expenses	259,368	186,401

Total Cost and Expenses	15,186,288	2,202,294

Operating Income	11,941,502	2,278,742

OTHER INCOME (EXPENSE)
Interest Income	148,740	-
Interest Expense	(3,414,534)	(784,667)

Total Other Income (Expense)	(3,265,794)	(784,667)

NET INCOME	$8,675,708	$1,494,075

The accompanying notes are an integral part of these financial statements.

THE HARVEST GROUP, LLC
STATEMENT OF CHANGES IN MEMBERS' CAPITAL

	Members’ Contributions (Distributions)	Retained Earnings	Total
BALANCE - December 31, 2005	$-	$26,564	$26,564

Members' Distribution	(136,000)	-	(136,000)

Net Income	-	1,494,075	1,494,075

BALANCE - December 31, 2006	(136,000)	1,520,639	1,384,639

Members' Distributions	(2,130,407)	-	(2,130,407)

Net Income	-	8,675,708	8,675,708

BALANCE - December 31, 2007	$(2,266,407)	$10,196,347	$7,929,940

The accompanying notes are an integral part of these financial statements.

THE HARVEST GROUP, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,675,708	$1,494,075
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	3,436,669	862,103
Amortization of Debt Discount	2,793,248	436,982
Accretion of Plug and Abandonment Liability	677,979	175,207
Loss on Derivative Instruments	2,406,628	852,664
Increase in Receivables	(5,274,773)	(2,733,973)
Decrease (Increase) in Prepaid Expenses and Other Assets	238,156	(1,233,184)
Increase in Due to Affiliates	263,246	212,214
Increase in Accounts Payable and Accrued Expenses	1,365,031	2,238,811

Net Cash Provided by Operating Activities	14,581,892	2,304,899

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Oil and Gas Property and Equipment	(4,603,241)	(12,013,394)
Proceeds from Escrow Held on Purchase of Oil and Gas Property	5,182,321	-
Increase in Restricted Cash	(411,544)	(197,452)
Net Settlement of Derivative Instruments	(767,164)	(137,559)
Purchase of Commodity Derivative Instruments	-	(500,000)

Net Cash Used in Investing Activities	(599,628)	(12,848,405)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' Distributions	(2,130,407)	(136,000)
Net (Repayments) Borrowings on Long-Term Debt	(10,012,020)	10,711,484

Net Cash (Used in) Provided by Financing Activities	(12,142,427)	10,575,484

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,839,837	31,978

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	585,934	553,956

CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,425,771	$585,934

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$719,374	$245,973
Non-Cash Transaction:
Debt Discount Related to Conveyance of Overriding Royalty
Interest to Lender	$-	$3,425,374

The accompanying notes are an integral part of these financial statements.

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE HARVEST GROUP, LLC (the Company), is an independent oil and gas company engaged in the acquisition, development and exploration of oil and natural gas.  The Company’s principal areas of operation are in the Gulf of Mexico.  The Company was formed as a limited liability company on June 10, 2004, and began operations in September 2006.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term include the determination of depreciation, depletion and amortization, plugging and abandonment liabilities, and the valuation of oil and gas property.

REVENUE RECOGNITION

The Company recognizes oil and gas revenue from its interests in producing wells as the oil and gas is sold.  Revenue from the purchase, transportation, and sale of natural gas is recognized upon completion of the sale and when transported volumes are delivered.  The Company recognizes revenue related to gas balancing agreements based on the entitlement method. The Company’s net imbalance position at December 31, 2007, was immaterial.

HEDGING AGREEMENTS

The Company manages the potential impact of changes in the price of oil and natural gas by entering into derivatives commodity instruments (hedges), but does not use them for speculative purposes.

The Company accounts for hedging agreements in accordance with SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities.  SFAS No. 133 requires the Company to recognize all derivative instruments on the balance sheet as either an asset or liability, measured at fair value, and requires that changes in a derivative’s fair value be realized currently in earnings, unless hedge accounting criteria are met.  If the derivative is a qualifying hedge, depending on the nature of the hedge, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

CONCENTRATION OF CREDIT RISK

The Company’s accounts receivable relate primarily to the sale of natural gas and crude oil.  Credit terms, typical of industry standards, are of a short-term nature and generally do not require collateral.

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK (Continued)

During the years ended December 31, 2007 and 2006, the Company sold 100% of its products to one customer.  At December 31, 2007 and 2006, amounts due from that customer totaled $6,179,122 and $2,733,973, respectively.

Periodically during the years ended December 31, 2007 and 2006, the Company maintained cash balances in a financial institution in excess of federally insured limits.

CASH AND CASH EQUIVALENTS

For the purpose of the Statement of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Receivables are carried at original invoice amount.  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

PROPERTY AND EQUIPMENT

The successful efforts method is used for accounting for oil and gas exploration and production operations.  Lease acquisition, tangible and intangible drilling costs are capitalized when incurred.  If the drilling venture is successful, these costs are amortized over the estimated recoverable proved reserves.  Costs of unsuccessful exploratory drilling ventures are charged to expense.

The Company capitalizes interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use.  There was no interest capitalized for the years ending December 31, 2007 or 2006.

Depreciation, depletion, and amortization (DD&A) is computed on the units-of-production method separately on each individual property.  DD&A expense includes the accrual of future plugging and abandonment costs.  The Company accounts for future plugging and abandonment costs in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets (i.e., future plugging and abandonment costs) to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of the liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset.  The estimate of future plugging and abandonment costs is highly subjective.  Management’s current estimate of the Company’s share of such future costs is approximately $14,453,000 as of December 31, 2007 and 2006.  The DD&A expense per equivalent MCF of production for the years ended December 31, 2007 and 2006, was $.89 and $.79, respectively.

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT(Continued)

Furniture, fixtures, equipment, and other are depreciated using the straight-line method over the estimated useful lives of the assets.

LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with
SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  Impairment losses are based on the difference between fair value, which was calculated using the discounted future cash flows of the related properties, and the net book value of those properties.  The discounted future cash flows are derived from reserve estimates of independent petroleum engineers.  There were no impairment losses recognized during the years ended December 31, 2007 or 2006.

INCOME TAXES

The Company is treated as a partnership for income tax purposes and, as such, each member is taxed separately on their distributive share of the Company’s income whether or not that income is actually distributed.

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT

At December 31, 2007 and 2006, the Company’s long-term debt included borrowings under a Credit Agreement dated September 29, 2006, and amended December 15, 2006, in an amount up to $25,000,000.  The balance outstanding as of December 31, 2007 and 2006, was $699,464 and $10,711,484, respectively.  The Credit Agreement is scheduled to mature September 29, 2008.  The loan requires monthly interest payments that are accrued on the principal balance at prime plus 4%, which, at December 31, 2007, was 11.25%.  Principal reductions will result if the lender’s sweep of the Company’s net operating cash flows exceeds interest and fees payable to the lender.  The loan is collateralized by all of the real and personal property of the Company, and the membership interests.

The Company is subject to certain restrictive financial covenants under the credit facility, including an interest coverage ratio of at least 2.5 to 1.0, a current ratio of at least 1.0 to 1.0, and an adjusted present value ratio of not less than 1.75 to 1.0 as of December 31, 2006, and 2.0 to 1.0 thereafter, all as defined in the Credit Agreement.  The credit facility also includes customary restrictions with respect to liens, indebtedness, loans and investments, material changes in the Company’s business, asset sales or leases or transfers of assets, restricted payments, such as distributions and dividends, mergers or consolidations, transactions with affiliates and rate management transactions.  At December 31, 2007 and 2006, the Company was in compliance with the covenants.

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT (Continued)

As part of the loan agreement, the Company conveyed to the lender a 4% overriding royalty interest (ORRI) in all of its oil and gas properties, commencing on September 29, 2006.  As a result, $3,425,374, the fair value, was allocated to the property conveyance, thereby reducing capitalized costs and recording a debt discount.  The debt discount is being amortized over the life of the loan.  Included in interest expense for the years ended December 31, 2007 and 2006, was $2,793,248 and $436,982, respectively, related to the amortization of the debt discount.

NOTE C

HEDGING AGREEMENTS

The Company entered into hedging agreements to reduce the impact of changes in the prices of oil and natural gas.  Under SFAS No. 133, as amended, the nature of a derivative instrument must be evaluated to determine if it qualifies for hedge accounting treatment.  Instruments qualifying for hedge accounting treatment are recorded as an asset or liability measured at fair value and subsequent changes in fair value are recognized in equity through other comprehensive income, to the extent the hedge is effective.  The cash settlements of cash flow hedges are recorded into revenue.  Instruments not qualifying for hedge accounting treatment are recorded in the balance sheet and changes in fair value are recognized in earnings as derivative expense (income).  During the years ended December 31, 2007 and 2006, the Company recognized net derivative expense of $975,390 and $163,798, respectively, in the Statement of Operations, as the result of hedges settled during the period and $1,431,238 and $688,866 expense, respectively, as the result of market fluctuations.

The Company’s hedges are specifically referenced to the NYMEX index prices received for its designated production.  The effectiveness of hedges is evaluated at the time the contracts are entered into, as well as periodically over the lives of the contracts, by analyzing the correlation between NYMEX index prices and the posted prices received from the designated production.  Through this analysis, the Company is able to determine if a high correlation exists between the prices received for its designated production and the NYMEX prices at which the hedges will be settled.  At December 31, 2007, the Company’s hedging contracts were considered effective cash flow hedges.

Estimating the fair value of hedging derivatives requires complex calculations incorporating estimates of future prices, discount rates and price movements.  As a result, the Company obtains the fair value of its commodity derivatives from the counterparties to those contracts.  Because the counterparties are market makers, they are able to provide a literal market value, or what they would be willing to settle such contracts for as of the given date.

NOTE C

HEDGING AGREEMENTS (Continued)

As of December 31, 2007, the Company had the following oil and gas hedge contracts accounted for as cash flow hedges, still in place:

	Instrument
Production Period	Type	Volume		Price
Crude Oil:
2008	Swap	75,413	Bbls	$60.00
2009	Swap	40,989	Bbls	$60.00
2008	Call	71,207	Bbls	$75.00
2009	Call	40,989	Bbls	$75.00
2008	Put	35,603	Bbls	$60.00
2009	Put	20,495	Bbls	$60.00

Natural Gas:
2008	Swap	217,731	Mmbtu	$7.00
2009	Swap	59,437	Mmbtu	$7.00
2008	Put	100,655	Mmbtu	$7.00
2009	Put	57,619	Mmbtu	$7.00

At December 31, 2007 and 2006, the Company recognized a liability of $1,854,568 and $215,104, respectively, related to the estimated fair value of these derivative instruments.

NOTE D

ASSET RETIREMENT OBLIGATIONS

The Company accounts for plugging and abandonment costs in accordance with SFAS 143, Accounting for Asset Retirement Obligations.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations is as follows:

	2007	2006
Beginning Balance	$6,163,455	$--
Liabilities Incurred	--	6,888,068
Accretion Expense	677,979	175,208
Revisions	--	(899,821)

Ending Balance	$6,841,434	$6,163,455

NOTE E

COMMITMENTS AND CONTINGENCIES

The Company is subject to claims and complaints, which arise in the ordinary course of business.  It is the opinion of management that the outcome of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

In connection with the purchase of certain oil and gas interests, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration, and clean up liabilities and obligations related thereto.  To secure these liabilities and certain accounts payable liabilities, the Company maintains $625,000 in letters of credit, maturing September 2008, and at December 31, 2007 and 2006, the Company maintains $945,604 and $534,060, respectively, in restricted cash for this purpose.

NOTE F

RELATED PARTY TRANSACTIONS

During 2006, the Company entered into an agreement for an affiliate to provide administrative services.  The agreement, expiring in September 2011, requires the Company to reimburse the affiliate for the actual general and administrative expenses incurred for the benefit of the Company, not to exceed $25,000 per month.  During the years ended December 31, 2007 and 2006, the affiliate charged the Company $-0- and $129,931, respectively, for these services.

The Company has amounts due to affiliates totaling $339,460 and $76,214 at December 31, 2007 and 2006, respectively.  These amounts are unsecured, non-interest bearing, and are due on demand.

NOTE G

EMPLOYMENT AGREEMENTS

The Company has entered into employment contracts with key employees.  These contracts are a joint commitment with an affiliate company.  The gross compensation commitments expire as follows:

Years Ending December 31,
2008	$290,000
2009	241,667
$531,667

In addition, the Company granted Membership Interest Rights as an incentive to retain key employees.  The rights granted under the agreements entitle the holders to 15% membership interest, vesting over a three year period.  In addition, following a “Change in Control,” as defined in the agreement, to payment of the value of the designated membership interest rights at that time, or in the event of other vesting or terminating events, as defined in the agreement, to payment of the value of the designated membership interest rights over 3 years.

NOTE G

EMPLOYMENT AGREEMENTS (Continued)

As of December 31, 2007, Membership Interest Rights were vested 39% of the 15% membership interest of the Company.  Compensation costs associated with the vesting during 2007 amounted to $1,517.

NOTE H

SUPPLEMENTAL INFORMATION (UNAUDITED)

Proved Oil and Gas Reserves

Proved oil and gas reserves were estimated by independent petroleum engineers.  The reserves were based on the following assumptions:

•

Future revenues were based on year-end oil and gas prices. Future price changes were included only to the extent provided by existing contractual agreements.

•

Production and development costs were computed using year-end costs assuming no change in present economic conditions.

•

Future net cash flows were discounted at an annual rate of 10%.

Reserve estimates are inherently imprecise and these estimates are expected to change as future information becomes available.

The following summarizes the Company’s estimated total proved reserves:

	Gas (MCF)	Oil (BBLS)	MCFE
Estimated at December 31, 2005	--	--	--

Purchase, Discoveries, Extensions, and Improved Recovery, Net of Revisions of Previous Estimates	7,692,000	1,602,000	17,308,000

Production	(658,000)	(72,000)	(1,092,000)

Estimated at December 31, 2006	7,034,000	1,530,000	16,216,000

Purchase, Discoveries, Extensions, and Improved Recovery, Net of Revisions of Previous Estimates	2,663,000	230,000	4,043,000

Production	(2,015,000)	(308,000)	(3,863,000)

Estimated at December 31, 2007	7,682,000	1,452,000	16,396,000

NOTE H

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

At December 31, 2007, the approximate undiscounted and discounted (using a discount rate of 10%) future net cash flows before income taxes related to the Company’s proved oil and gas reserves were $97,601,000 and $82,294,000, respectively.  The future net cash flows were calculated utilizing NYMEX futures base prices for oil and Henry Hub base gas prices.

Capitalized Costs Relating to Oil and Gas Producing Activities

	2007	2006
Proved Properties	$12,872,677	$13,576,267
Unproved Properties	--	--
Accumulated Depreciation, Depletion and Amortization	(4,297,215)	(862,103)
Net Capitalized Costs	$8,575,462	$12,714,164

Costs Incurred in Oil and Gas Producing Activities

	2007	2006
Acquisitions	$--	$8,927,108
Reimbursement of Escrow Held in Acquisition	(5,182,321)	--
Overriding Royalty Interest Given up to Lender	--	(3,425,374)
Capitalized Plug and Abandonment Costs	--	5,988,247
Exploration	--	--
Development	4,478,731	2,086,286
Costs Incurred	$(703,590)	$13,576,267

Results of Operations for Oil and Gas Producing Activities

	2007	2006
Oil and Gas Sales	$29,461,573	$5,333,700
Production Costs	(10,812,272)	(1,153,790)
Exploration Expenses	--	--
Depreciation, Depletion, and Amortization	(3,435,112)	(862,103)
Results of Operations for Oil and Gas Producing Activities (Excluding Corporate Overhead and Financing Costs)	$15,214,189	$3,317,807

NOTE H

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Reserves

The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69 (FAS 69), Disclosures about Oil and Gas Producing Activities.  It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance.  Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

(Dollars in Thousands)
	2007	2006
Future Cash Inflows	$164,713	$121,072
Future Production Costs	(46,663)	(46,722)
Future Development Costs	(20,449)	(17,496)
Future Net Cash Flows	97,601	56,854
10% Annual Discount for Estimated Timing of Cash Flows	(15,307)	(4,951)

Standardized Measure of Discounted Future Net Cash Flows	$82,294	$51,903

NOTE H

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

The following reconciles the change in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves:

2007
Beginning of Year	$51,903
Sales of Oil and Gas Produced, Net of Production Costs	(18,649)
Net Changes in Prices and Production Costs	35,677
Extensions, discoveries, and Improved Recovery, Less Related Costs	16,414
Development Costs Incurred During the Year Which were Previously Estimated	2,252
Net Change in Estimated Future Development Costs	(5,207)
Revisions of Previous Quantity Estimates	(759)
Net Change from Purchases and Sales of Minerals in Place	--
Accretion of Discount	663
Other	-
End of Year	$82,294

NOTE I

SUBSEQUENT EVENT

On October 24, 2007, Saratoga Resources, Inc. entered into a Purchase and Sale Agreement with the Company to purchase all of the membership interests in the Company for $29 million, subject to certain potential adjustments and performance obligations.  This agreement expires February 29, 2008.

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

NOTE J

EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (UNAUDITED)

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

HARVEST OIL & GAS, LLC
BALANCE SHEET

March 31, 2008

ASSETS

CURRENT ASSETS
Cash	$3,173,360
Sales and Marketing Receivables	3,616,616
Joint Interest and Other Receivables	396,730
Prepaid Expenses	884,040

Total Current Assets	8,070,746

PROPERTY AND EQUIPMENT, at Cost
Successful Efforts Used for Oil and Gas Properties:
Oil and Gas Property and Equipment - Proved	29,496,382
Furniture, Fixtures, Equipment and Other	125,313

29,621,695
Less: Accumulated Depreciation,
Depletion and Amortization	8,365,965

Property and Equipment, Net	21,255,730

Total Assets	$29,326,476

See and accompanying notes to financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$2,845,638
Accrued Expenses Payable	1,472,105
Line of Credit Payable	149,800
Note Payable (Net of Debt Discount of $8,016,171 in 2008)	29,234,646
Hedging Liability - Current Portion	5,210,040
Due to Affiliates	757,884

Total Current Liabilities	39,670,113

LONG-TERM LIABILITIES
Hedging Liability - Long-Term Portion	10,727,148
Asset Retirement Obligations	5,787,083

Total Long-Term Liabilities	16,514,231

Total Liabilities	56,184,344

MEMBERS' DEFICIT
Members' Distribution	(731,153)
Retained Deficit	(26,126,715)

Total Members' Deficit	(26,857,868)

Total Liabilities and Members' Deficit	$29,326,476

See accompanying notes to financial statements.

HARVEST OIL & GAS, LLC
STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2008 and 2007

	Three Months Ended March 31,
	2008	2007
REVENUE
Oil and Gas Revenue, Net of Royalties	$5,405,220	$4,914,373
Derivative Expense	(5,114,609)	(1,719,024)
Other Income	351,123	180,000

Total Revenue	641,734	3,375,349

COSTS AND EXPENSES
Lease Operating Expenses	2,229,616	2,235,026
Depreciation, Depletion, and Amortization	648,428	984,599
Plug and Abandonment Provision	252,586	113,163
Other Selling, General and Administrative Expenses	2,160,597	409,601

Total Cost and Expenses	5,291,227	3,742,390

Operating (Loss)	(4,649,493)	(367,041)

OTHER INCOME (EXPENSE)
Interest Income	8,610	143,441
Interest Expense	(1,811,768)	(2,296,707)

Total Other (Expense)	(1,803,158)	(2,153,266)

NET LOSS	$(6,452,651)	$(2,520,307)

See accompanying notes to financial statements.

HARVEST OIL & GAS, LLC
STATEMENT OF CHANGES IN MEMBERS' DEFICIT

For the Three Months Ended March 31, 2008

	Members'	Retained
	Distributions	Deficit	Total
BALANCE - December 31, 2007	$(645,722)	$(19,674,064)	$(20,319,786)

Members' Distributions	(85,431)	-	(85,431)

Net Loss	-	(6,452,651)	(6,452,651)

BALANCE - March 31, 2008	$(731,153)	$(26,126,715)	$(26,857,868)

See accompanying notes to financial statements.

HARVEST OIL & GAS, LLC
STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(6,452,651)	$(2,520,307)
Adjustments to Reconcile Net Loss to Net
Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	648,428	984,599
Amortization of Debt Discount	842,346	1,258,890
Plug and Abandonment Provision	252,586	113,163
Loss on Derivative Instruments	5,114,609	(1,719,024)
(Increase) Decrease in Receivables	1,367,062	(1,149,123)
(Increase) in Prepaid Expenses and Other Assets	(234,945)	-
Increase in Due to Affiliate	779,934	-
Increase in Accounts Payable and Accrued Expenses and Other Liabilities	2,038,608	47,007

Net Cash Provided by Operating Activities	4,355,977	453,253

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Oil and Gas Property and Equipment	(1,612,219)	(1,739,919)
Purchases of Furniture, Fixtures, Equipment and Other	(3,883)	(257)
Net Proceeds from Settlement of Derivative Instruments	(1,430,593)	339,296

Net Cash Used in Investing Activities	(3,046,695)	(1,400,880)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' Distributions	(85,431)	-
Due to Affiliates	-	(242,957)
Net Borrowings on Long-Term Debt	168,131	467,913

Net Cash Provided by Financing Activities	82,700	224,956

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,391,982	(772,670)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,781,378	209,097

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,173,360	$(513,573)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$1,068,273	$319,063

See accompanying notes to financial statements.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

HARVEST OIL & GAS, LLC (the Company), is an independent oil and gas company engaged in the acquisition, development and exploration of oil and natural gas.  The Company’s principal areas of operation are in the Gulf of Mexico.  The Company is a limited liability company.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term include the determination of depreciation, depletion and amortization, plugging and abandonment liabilities, and the valuation of oil and gas property.

REVENUE RECOGNITION

The Company recognizes oil and gas revenue from its interests in producing wells as the oil and gas is sold.  Revenue from the purchase, transportation, and sale of natural gas is recognized upon completion of the sale and when transported volumes are delivered.  The Company recognizes revenue related to gas balancing agreements based on the entitlement method.  The Company’s net imbalance position at March 31, 2008 was immaterial.

HEDGING AGREEMENTS

The Company manages the potential impact of changes in the price of oil and natural gas by entering into derivatives commodity instruments (hedges), but does not use them for speculative purposes.

The Company accounts for hedging agreements in accordance with SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities.  SFAS No. 133 requires the Company to recognize all derivative instruments on the balance sheets as either an asset or liability, measured at fair value, and requires that changes in a derivative’s fair value be realized currently in earnings, unless hedge accounting criteria are met.  If the derivative is a qualifying hedge, depending on the nature of the hedge, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

CONCENTRATION OF CREDIT RISK

The Company’s accounts receivable relate primarily to the sale of natural gas and crude oil.  Credit terms, typical of industry standards, are of a short-term nature and generally do not require collateral.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK (Continued)

During the three months ended March 31, 2008, the Company sold 100% of its products to one customer.  At March 31, 2008, amounts due from that customer totaled $3,616,616.

During the three months ended March 31, 2008, the Company maintained cash balances in a financial institution in excess of federally insured limits.

ACCOUNTS RECEIVABLE

Receivables are carried at original invoice amount.  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

PROPERTY AND EQUIPMENT

The successful efforts method is used for accounting for oil and gas exploration and production operations.  Lease acquisition, tangible and intangible drilling costs are capitalized when incurred.  If the drilling venture is successful, these costs are amortized over the estimated recoverable proved reserves.  Costs of unsuccessful exploratory drilling ventures are charged to expense.

The Company capitalizes interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use.  There was no interest capitalized for the three months ended March 31, 2008.

Depreciation, depletion, and amortization (DD&A) is computed on the units-of-production method separately on each individual property.  DD&A expense includes the accrual of future plugging and abandonment costs.  The Company accounts for future plugging and abandonment costs in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets (i.e., future plugging and abandonment costs) to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of the liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset.  The estimate of future plugging and abandonment costs is highly subjective.  Management’s current estimate of the Company’s share of such costs is approximately $14,075,000 as of March 31, 2008.  The DD&A expense per equivalent MCF of production for the three months ended March 31, 2008 was $1.18.

Furniture, fixtures, equipment, and other are depreciated using the straight-line method over the estimated useful lives of the assets.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.  Impairment losses are based on the difference between fair value, which was calculated using the discounted future cash flows of the related properties, and the net book value of those properties.  The discounted future cash flows are derived from reserve estimates of independent petroleum engineers.  There were no impairment losses recognized during the three months ended March 31, 2008.

CASH AND CASH EQUIVALENTS

For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company is treated as a partnership for income tax purposes and, as such, each member is taxed separately on their distributive share of the Company’s income whether or not that income is actually distributed.

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT

The Company has an unsecured line of credit with a bank, payable on demand, in the amount of $150,000.  The line requires monthly interest payments at prime, 5.25% as of March 31, 2008.  As of March 31, 2008, the balance of the line of credit was $149,800.  The line is guaranteed by the members of the Company.

At March 31, 2008, the Company’s long-term debt included borrowings under a Credit Agreement dated August 17, 2005, in an amount up to $50,000,000.  During the year ended December 31, 2006, the Credit Agreement was increased to $60,000,000.  The balance outstanding as of March 31, 2008, was $37,250,817.  The Credit Agreement is scheduled to mature August 17, 2010.  The loan requires monthly interest payments that are accrued on the principal balance at prime plus 4%, which at March 31, 2008, was 9.25%.  Principal reductions will result if the lender’s sweep of the Company’s net operating cash flows exceeds interest and fees payable to the lender.  The loan is collateralized by all of the real and personal property of the Company, and the membership interests.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT (Continued)

The Company is subject to certain restrictive financial covenants under the credit facility, including an interest coverage ratio of at least 2.5 to 1.0, a current ratio of at least 1.0 to 1.0, and an adjusted present value ratio of not less than 2.0 to 1.0, as defined in the Credit Agreement.  The credit facility also includes customary restrictions with respect to liens, indebtedness, loans and investments, material changes in the Company’s business, asset sales or leases or transfers of assets, restricted payments, such as distributions and dividends, mergers or consolidations, transactions with affiliates and rate management transactions.  Under the terms of the agreement, the loan is considered in default if the Company is in violation of any restrictive covenant.  For the year ended December 31, 2007, the bank has not waived the covenants and, accordingly, the entire amount of the note, $37,250,817 at March 31, 2008, was included in current liabilities.  It is not known at this time what action the bank may take, if any.

As part of the loan agreement, the Company conveyed to the lender a 50% overriding royalty interest (ORRI) in all of its oil and gas properties, commencing on August 17, 2008.  As a result, $16,856,174, the fair value, was allocated to the property conveyance, thereby reducing capitalized costs and recording a debt discount.  The debt discount is being amortized over the life of the loan.  Included in interest expense for the three months ended March 31, 2008 was $842,346 related to the amortization of the debt discount.

NOTE C

HEDGING AGREEMENTS

The Company entered into hedging agreements to reduce the impact of changes in the prices of oil and natural gas.  Under SFAS No. 133, as amended, the nature of a derivative instrument must be evaluated to determine if it qualifies for hedge accounting treatment.  Instruments qualifying for hedge accounting treatment are recorded as an asset or liability measured at fair value, and subsequent changes in fair value are recognized in equity through other comprehensive income, to the extent the hedge is effective.  The cash settlements of cash flow hedges are recorded into revenue.  Instruments not qualifying for hedge accounting treatment are recorded in the balance sheet and changes in fair value are recognized in earnings as derivative (loss) gain.  During the three months ended March 31, 2008, the Company recognized a net derivative loss of $1,479,642 in the Statements of Operations, as the result of hedges settled during the periods and $3,634,967 in the Statements of Operations, as the result of market value fluctuations.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE C

HEDGING AGREEMENTS (Continued)

The Company’s hedges are specifically referenced to the NYMEX index prices received for its designated production.  The effectiveness of hedges is evaluated at the time the contracts are entered into, as well as periodically over the lives of the contracts, by analyzing the correlation between NYMEX index prices and the posted prices received from the designated production.  Through this analysis, the Company is able to determine if a high correlation exists.

Estimating the fair value of hedging derivatives requires complex calculations incorporating estimates of future prices, discount rates and price movements.  As a result, the Company obtains the fair value of its commodity derivatives from the counterparties to those contracts.  Because the counterparties are market makers, they are able to provide a literal market value, or what they would be willing to settle such contracts for as of the given date.

As of March 31, 2008, the Company had the following oil and gas hedge contracts accounted for as cash flow hedges, still in place:

	Instrument
Production Period	Type	Volume		Price
Crude Oil:
2008	Swap	85,445	Bbls	$58.50
2009	Swap	95,697	Bbls	$57.80
2010	Swap	81,093	Bbls	$56.19
2011	Swap	68,461	Bbls	$56.19
2008	Put	14,823	Bbls	$50.00
2009	Put	26,484	Bbls	$50.00
2010	Put	26,484	Bbls	$50.00
2011	Put	26,484	Bbls	$50.00

Natural Gas:
2008	Swap	352,558	Mmbtu	$7.38
2008	Swap	445,182	Mmbtu	$8.50
2009	Swap	389,234	Mmbtu	$7.10
2010	Swap	321,335	Mmbtu	$6.85
2011	Swap	265,717	Mmbtu	$6.85
2008	Put	94,500	Mmbtu	$6.50
2009	Put	143,100	Mmbtu	$6.50
2010	Put	143,100	Mmbtu	$6.50
2011	Put	143,100	Mmbtu	$6.50

At March 31, 2008, the Company recognized liabilities of $15,937,188, related to the estimated fair value of these derivative instruments.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE D

ASSET RETIREMENT OBLIGATIONS

The Company accounts for plugging and abandonment costs in accordance with SFAS 143, Accounting for Asset Retirement Obligations.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations at March 31, 2008 is as follows:

Beginning Balance	$5,534,497
Liabilities Incurred	--
Accretion Expense	252,586
Revisions	--

Ending Balance	$5,787,083

NOTE E

COMMITMENTS AND CONTINGENCIES

The Company is involved in litigation with a former customer regarding payment for oil and gas products marketed by that customer.  While the Company maintains its position, it has fully reserved for amounts owed by the customer and any outcome regarding this matter will not have an adverse effect on the Company’s financial position or results of operations.

In connection with the purchase of certain oil and gas interests, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration, and clean up liabilities and obligations related thereto.  To secure these liabilities and certain accounts payable liabilities, the Company maintains $11.6 million at March 31, 2008 in letters of credit with its primary lender, maturing in May and August 2008.  The letters of credit are secured by the various oil and gas properties maintained by HARVEST OIL & GAS, LLC.

NOTE F

RELATED PARTY TRANSACTIONS

During 2006, the Company entered into an agreement to provide administrative services for an affiliate.  The agreement, expiring in September 2011, requires the affiliate to reimburse the Company for the actual general and administrative expenses incurred for the benefit of the affiliate, not to exceed $25,000 per month.  During the three months ended March 31, 2008, the Company charged the affiliate $-0- for these services.

The Company has an amount due to affiliate totaling $757,884 at March 31, 2008.  This amount is unsecured, non-interest bearing, and due on demand.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE F

RELATED PARTY TRANSACTIONS (Continued)

The Company leases office space from a related party.  Minimum future rental payments on operating leases for the year ended December 31, are:

2008	$90,000
2009	120,000
2010	110,000

Total	$320,000

Rent expense charged to operations totaled $31,869 for the three months ended March 31, 2008.

NOTE G

EMPLOYMENT AGREEMENTS

The Company has entered into employment contracts with key employees.  These contracts are a joint commitment with an affiliate company.  The gross compensation commitments expire as follows:

Years Ending December 31,
2008	$217,500
2009	241,667

$459,167

In addition, the Company entered into Phantom Membership Interest Rights agreements as an incentive to retain key employees.  The rights granted under the agreements entitle the holder, following a “Change in Control”, as defined in the agreement, to payment of the value of the designated phantom membership interest rights at that time, or in the event of other vesting or terminating events, as defined in the agreement, to payment of the value of the designated phantom membership interest rights over 3 years.

As of March 31, 2008, Membership Interest Rights were vested 47% of the 15% membership interest of the Company.  There were no compensation costs associated with the vesting for the three months ended March 31, 2008.

NOTE H

SUBSEQUENT EVENT

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

To the Members

HARVEST OIL & GAS, LLC

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of HARVEST OIL & GAS, LLC (the Company) as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ deficit and cash flows for years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HARVEST OIL & GAS, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ LaPorte, Sehrt, Romig and Hand

A Professional Accounting Corporation

Metairie, LA

February 6, 2008

HARVEST OIL & GAS, LLC
BALANCE SHEETS

ASSETS

	December 31,
	2007	2006
CURRENT ASSETS
Cash	$1,781,378	$209,097
Sales and Marketing Receivables	4,133,857	3,838,902
Joint Interest and Other Receivables	956,573	3,519,880
Prepaid Expenses	649,095	1,183,164
Other Receivable	173,812	550,000
Due from Affiliates	59,285	76,215

Total Current Assets	7,754,000	9,377,258

PROPERTY AND EQUIPMENT, At Cost
Successful Efforts Used for Oil and Gas Properties:
Oil and Gas Property and Equipment - Proved	27,884,163	24,414,497
Furniture, Fixtures, Equipment and Other	121,430	108,637

	28,005,593	24,523,134
Less: Accumulated Depreciation,
Depletion and Amortization	7,717,537	3,751,729

Property and Equipment, Net	20,288,056	20,771,405

	$28,042,056	$30,148,663

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,
	2007	2006
CURRENT LIABILITIES
Accounts Payable	$972,395	$828,633
Accrued Expenses Payable	1,223,175	3,422,867
Line of Credit Payable	149,800	148,856
Note Payable (Net of Debt Discount of $8,858,517 in 2007and $12,227,900 in 2006)	28,224,169	21,938,324
Hedging Liability	12,253,172	2,706,040

Total Current Liabilities	42,822,711	29,044,720

LONG-TERM LIABILITIES
Asset Retirement Obligations	5,534,497	4,986,033

Total Long-Term Liabilities	5,534,497	4,986,033

Total Liabilities	48,357,208	34,030,753

MEMBERS' DEFICIT
Members' (Distribution) Contribution	(645,722)	137,800
Retained Deficit	(19,669,430)	(4,019,890)

Total Members' Deficit	(20,315,152)	(3,882,090)

	$28,042,056	$30,148,663

The accompanying notes are an integral part of these financial statements.

HARVEST OIL & GAS, LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006
REVENUE
Oil and Gas Revenue, Net of Royalties	$22,183,499	$20,310,017
Derivative (Loss) Gain	(9,612,811)	3,112,532
Other Income	266,933	450,964

Total Revenue	12,837,621	23,873,513

COSTS AND EXPENSES
Lease Operating Expenses	13,094,936	6,555,788
Workover Expenses	1,273,523	964,903
Depreciation, Depletion, and Amortization	3,965,810	3,478,835
Plug and Abandonment Provision	548,464	531,476
Other Selling, General and Administrative Expenses	1,912,964	1,668,712

Total Cost and Expenses	20,795,697	13,199,714

Operating (Loss) Income	(7,958,076)	10,673,799

OTHER INCOME (EXPENSE)
Interest Income	32,564	38,510
Other Income	-	550,000
Interest Expense	(7,724,028)	(7,361,833)

Total Other Income (Expenses)	(7,691,464)	(6,773,323)

NET (LOSS) INCOME	$(15,649,540)	$3,900,476

The accompanying notes are an integral part of these financial statements.

HARVEST OIL & GAS, LLC
STATEMENT OF CHANGES IN MEMBERS' DEFICIT

	Members'
	Contributions	Retained
	(Distributions)	Deficit	Total
BALANCE - December 31, 2005	$137,800	$(7,920,366)	$(7,782,566)

Net Income	-	3,900,476	3,900,476

BALANCE - December 31, 2006	137,800	(4,019,890)	(3,882,090)

Members' Distributions	(783,522)	-	(783,522)

Net Loss	-	(15,649,540)	(15,649,540)

BALANCE - December 31, 2007	$(645,722)	$(19,669,430)	$(20,315,152)

The accompanying notes are an integral part of these financial statements.

HARVEST OIL & GAS, LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) Income	$(15,649,540)	$3,900,476
Adjustments to Reconcile Net (Loss) Income to Net
Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	3,965,810	3,478,835
Amortization of Financing Costs	303,833	303,833
Amortization of Debt Discount	3,369,384	3,369,384
Plug and Abandonment Provision	548,464	531,476
Loss (Income) on Derivative Instruments	9,612,811	(3,112,532)
Decrease (Increase) in Receivables	2,644,540	(1,905,139)
Decrease (Increase) in Prepaid Expenses and Other Assets	534,066	(757,797)
Decrease (Increase) in Due from Affiliate	16,930	(76,215)
(Decrease) Increase in Accounts Payable and Accrued Expenses and Other Liabilities	(2,055,930)	527,773

Net Cash Provided by Operating Activities	3,290,368	6,260,094

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Oil and Gas Property and Equipment	(3,469,665)	(13,279,956)
Purchases of Furniture, Fixtures, Equipment and Other	(12,793)	(52,066)
Net Proceeds from Settlement of Derivative Instruments	(65,679)	406,039

Net Cash Used in Investing Activities	(3,548,137)	(12,925,983)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' Distributions	(783,522)	-
Net Borrowings on Long-Term Debt	2,916,461	6,547,630
Net Borrowings (Repayments) on Line of Credit	944	(1,144)
Financing Costs	(303,833)	(303,833)

Net Cash Provided by Financing Activities	1,830,050	6,242,653

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,572,281	(423,236)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	209,097	632,333

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,781,378	$209,097

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$4,330,283	$3,911,170

The accompanying notes are an integral part of these financial statements.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

HARVEST OIL & GAS, LLC (the Company), is an independent oil and gas company engaged in the acquisition, development and exploration of oil and natural gas.  The Company’s principal areas of operation are in the Gulf of Mexico.  The Company is a limited liability company.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term include the determination of depreciation, depletion and amortization, plugging and abandonment liabilities, and the valuation of oil and gas property.

REVENUE RECOGNITION

The Company recognizes oil and gas revenue from its interests in producing wells as the oil and gas is sold.  Revenue from the purchase, transportation, and sale of natural gas is recognized upon completion of the sale and when transported volumes are delivered.  The Company recognizes revenue related to gas balancing agreements based on the entitlement method.  The Company’s net imbalance position at December 31, 2007 was immaterial.

HEDGING AGREEMENTS

The Company manages the potential impact of changes in the price of oil and natural gas by entering into derivatives commodity instruments (hedges), but does not use them for speculative purposes.

The Company accounts for hedging agreements in accordance with SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities.  SFAS No. 133 requires the Company to recognize all derivative instruments on the balance sheets as either an asset or liability, measured at fair value, and requires that changes in a derivative’s fair value be realized currently in earnings, unless hedge accounting criteria are met.  If the derivative is a qualifying hedge, depending on the nature of the hedge, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

CONCENTRATION OF CREDIT RISK

The Company’s accounts receivable relate primarily to the sale of natural gas and crude oil.  Credit terms, typical of industry standards, are of a short-term nature and generally do not require collateral.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK (Continued)

During the years ended December 31, 2006, and for the period from inception to December 31, 2005, the Company sold 100% of its products to one customer.  At December 31, 2006 and 2005, amounts due from that customer totaled $4,133,857 and $3,838,902, respectively.

During the years ended December 31, 2007 and 2006, the Company maintained cash balances in a financial institution in excess of federally insured limits.

ACCOUNTS RECEIVABLE

Receivables are carried at original invoice amount.  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

PROPERTY AND EQUIPMENT

The successful efforts method is used for accounting for oil and gas exploration and production operations.  Lease acquisition, tangible and intangible drilling costs are capitalized when incurred.  If the drilling venture is successful, these costs are amortized over the estimated recoverable proved reserves.  Costs of unsuccessful exploratory drilling ventures are charged to expense.

The Company capitalizes interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use.  There was no interest capitalized for the years ended December 31, 2007 and 2006.

Depreciation, depletion, and amortization (DD&A) is computed on the units-of-production method separately on each individual property.  DD&A expense includes the accrual of future plugging and abandonment costs.  The Company accounts for future plugging and abandonment costs in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets (i.e., future plugging and abandonment costs) to be recognized at their fair value at the time the obligations are incurred. Upon initial recognition of the liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset.  The estimate of future plugging and abandonment costs is highly subjective.  Management’s current estimate of the Company’s share of such costs is approximately $14,075,000 and $13,895,000 as of December 31, 2007 and 2006, respectively.  The DD&A expense per equivalent MCF of production for the years ended December 31, 2007 and 2006, was $1.35 and $1.07, respectively.

Furniture, fixtures, equipment, and other are depreciated using the straight-line method over the estimated useful lives of the assets.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE A

ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  Impairment losses are based on the difference between fair value, which was calculated using the discounted future cash flows of the related properties, and the net book value of those properties.  The discounted future cash flows are derived from reserve estimates of independent petroleum engineers.  There were no impairment losses recognized during the years ended December 31, 2007 and 2006.

CASH AND CASH EQUIVALENTS

For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company is treated as a partnership for income tax purposes and, as such, each member is taxed separately on their distributive share of the Company’s income whether or not that income is actually distributed.

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT

The Company has an unsecured line of credit with a bank, payable on demand, in the amount of $150,000.  The line requires monthly interest payments at prime, 7.25% as of December 31, 2007.  As of December 31, 2007 and 2006, the balance of the line of credit was $149,800 and $148,856, respectively.  The line is guaranteed by the members of the Company.

At December 31, 2007 and 2006, the Company’s long-term debt included borrowings under a Credit Agreement dated August 17, 2005, in an amount up to $50,000,000.  During the year ended December 31, 2006, the Credit Agreement was increased to $60,000,000.  The balance outstanding as of December 31, 2007 and 2006, was $37,082,686 and $34,166,225, respectively.  The Credit Agreement is scheduled to mature August 17, 2010.  The loan requires monthly interest payments that are accrued on the principal balance at prime plus 4%, which at December 31, 2007, was 11.25%.  Principal reductions will result if the lender’s sweep of the Company’s net operating cash flows exceeds interest and fees payable to the lender.  The loan is collateralized by all of the real and personal property of the Company, and the membership interests.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE B

NOTES PAYABLE AND LONG-TERM DEBT (Continued)

The Company is subject to certain restrictive financial covenants under the credit facility, including an interest coverage ratio of at least 2.5 to 1.0, a current ratio of at least 1.0 to 1.0, and an adjusted present value ratio of not less than 1.75 to 1.0 as of December 31, 2006, and 2.0 to 1.0 thereafter, all as defined in the Credit Agreement.  The credit facility also includes customary restrictions with respect to liens, indebtedness, loans and investments, material changes in the Company’s business, asset sales or leases or transfers of assets, restricted payments, such as distributions and dividends, mergers or consolidations, transactions with affiliates and rate management transactions.  Under the terms of the agreement, the loan is considered in default if the Company is in violation of any restrictive covenant.  For the years ended December 31, 2007 and 2006, the bank has not waived the covenants and, accordingly, the entire amount of the note, $28,224,169 at December 31, 2007 and $21,938,324 at December 31, 2006, has been included in current liabilities.  It is not known at this time what action the bank may take, if any.

As part of the loan agreement, the Company conveyed to the lender a 50% overriding royalty interest (ORRI) in all of its oil and gas properties, commencing on August 17, 2008.  As a result, $16,856,174, the fair value, was allocated to the property conveyance, thereby reducing capitalized costs and recording a debt discount.  The debt discount is being amortized over the life of the loan.  Included in interest expense for the years ended December 31, 2007 and 2006 was $3,369,384 and $3,369,384, respectively, related to the amortization of the debt discount.

NOTE C

HEDGING AGREEMENTS

The Company entered into hedging agreements to reduce the impact of changes in the prices of oil and natural gas.  Under SFAS No. 133, as amended, the nature of a derivative instrument must be evaluated to determine if it qualifies for hedge accounting treatment.  Instruments qualifying for hedge accounting treatment are recorded as an asset or liability measured at fair value, and subsequent changes in fair value are recognized in equity through other comprehensive income, to the extent the hedge is effective.  The cash settlements of cash flow hedges are recorded into revenue.  Instruments not qualifying for hedge accounting treatment are recorded in the balance sheet and changes in fair value are recognized in earnings as derivative (loss) gain.  During the year ended December 31, 2007, the Company recognized a net derivative loss of $279,964 and during the year ended December 31, 2006, the Company recognized a net derivative gain of $253,201 in the Statements of Operations, as the result of hedges settled during the periods.  During the year ended December 31, 2007, the Company recognized net derivative loss of $9,332,847 and during the year ended December 31, 2006, the Company recognized a net derivative gain of $2,859,331 in the Statements of Operations, as the result of market value fluctuations.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE C

HEDGING AGREEMENTS (Continued)

The Company’s hedges are specifically referenced to the NYMEX index prices received for its designated production.  The effectiveness of hedges is evaluated at the time the contracts are entered into, as well as periodically over the lives of the contracts, by analyzing the correlation between NYMEX index prices and the posted prices received from the designated production.  Through this analysis, the Company is able to determine if a high correlation exists

Estimating the fair value of hedging derivatives requires complex calculations incorporating estimates of future prices, discount rates and price movements.  As a result, the Company obtains the fair value of its commodity derivatives from the counterparties to those contracts.  Because the counterparties are market makers, they are able to provide a literal market value, or what they would be willing to settle such contracts for as of the given date.

As of December 31, 2007, the Company had the following oil and gas hedge contracts accounted for as cash flow hedges, still in place:

	Instrument
Production Period	Type	Volume		Price
Crude Oil:
2008	Swap	116,582	Bbls	$58.50
2009	Swap	95,697	Bbls	$57.80
2010	Swap	81,093	Bbls	$56.19
2011	Swap	68,461	Bbls	$56.19
2008	Put	19,764	Bbls	$50.00
2009	Put	26,484	Bbls	$50.00
2010	Put	26,484	Bbls	$50.00
2011	Put	26,484	Bbls	$50.00

Natural Gas:
2008	Swap	481,790	Mmbtu	$7.38
2008	Swap	445,182	Mmbtu	$8.50
2009	Swap	389,234	Mmbtu	$7.10
2010	Swap	321,335	Mmbtu	$6.85
2011	Swap	265,717	Mmbtu	$6.85
2008	Put	126,000	Mmbtu	$6.50
2009	Put	143,100	Mmbtu	$6.50
2010	Put	143,100	Mmbtu	$6.50
2011	Put	143,100	Mmbtu	$6.50

At December 31, 2007 and 2006, the Company recognized liabilities of $12.3 and $2.7 million, respectively, related to the estimated fair value of these derivative instruments.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE D

ASSET RETIREMENT OBLIGATIONS

The Company accounts for plugging and abandonment costs in accordance with SFAS 143, Accounting for Asset Retirement Obligations.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations is as follows:

	2007	2006
Beginning Balance	$4,986,033	$2,844,396
Liabilities Incurred	--	1,610,161
Accretion Expense	548,464	531,476
Revisions	--	--

Estimated at December 31	$5,534,497	$4,986,033

NOTE E

COMMITMENTS AND CONTINGENCIES

The Company is subject to claims and complaints, which arise in the ordinary course of business.  In January 2007, a settlement was reached for fees in dispute with a former vendor, and an accrual is included in the balance sheet at December 31, 2006, for $167,500.  The Company also settled a lawsuit for fees owed to them for a commission earned totaling $550,000.  This settlement is included in Other Receivable on the balance sheet as of December 31, 2006.

It is the opinion of management that the outcome of any other outstanding matters will not have a material adverse effect on the Company’s financial position or results of operations.

In connection with the purchase of certain oil and gas interests, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration, and clean up liabilities and obligations related thereto.  To secure these liabilities and certain accounts payable liabilities, the Company maintains $11.6 million at December 31, 2007 and 2006 in letters of credit with its primary lender, maturing in May and August 2008.  The letters of credit are secured by the various oil and gas properties maintained by HARVEST OIL & GAS, LLC.

NOTE F

RELATED PARTY TRANSACTIONS

During 2006, the Company entered into an agreement to provide administrative services for an affiliate.  The agreement, expiring in September 2011, requires the affiliate to reimburse the Company for the actual general and administrative expenses incurred for the benefit of the affiliate, not to exceed $25,000 per month.  During the years ended December 31, 2007 and 2006, the Company charged the affiliate $-0- and $129,931, respectively, for these services.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE F

RELATED PARTY TRANSACTIONS (Continued)

The Company leases office space from a related party.  Minimum future rental payments on operating leases having remaining terms in excess of one year as of December 31, 2007, are:

2008	$120,000
2009	120,000
2010	110,000

Total	$350,000

Rent expense charged to operations totaled $127,475 for the year ended December 31, 2007.

NOTE G

HURRICANE RELATED ISSUES

During 2005, the area in which the Company operates was impacted by a major hurricane.  The Company’s facilities sustained damage as a result of the hurricane, and have insurance coverage adequate to make the necessary repairs.  At December 31, 2007 and 2006, the Company had recorded $-0-, and $2,876,507, respectively, in insurance receivables.

NOTE H

EMPLOYMENT AGREEMENTS

The Company has entered into employment contracts with key employees.  These contracts are a joint commitment with an affiliate company.  The gross compensation commitments expire as follows:

Years Ending December 31,
2008	$290,000
2009	241,667

$531,667

In addition, the Company entered into Phantom Membership Interest Rights agreements as an incentive to retain key employees.  The rights granted under the agreements entitle the holder, following a “Change in Control”, as defined in the agreement, to payment of the value of the designated phantom membership interest rights at that time, or in the event of other vesting or terminating events, as defined in the agreement, to payment of the value of the designated phantom membership interest rights over 3 years.

During the year ended December 31, 2006, Phantom Membership Interest Rights for 15% of the membership interest of the Company were granted.  The rights vest monthly, over 36 months.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE I

SUPPLEMENTAL INFORMATION (UNAUDITED)

Proved Oil and Gas Reserves

Proved oil and gas reserves were estimated by independent petroleum engineers.  The reserves were based on the following assumptions:

•

Future revenues were based on year-end oil and gas prices. Future price changes were included only to the extent provided by existing contractual agreements.

•

Production and development costs were computed using year-end costs assuming no change in present economic conditions.

•

Future net cash flows were discounted at an annual rate of 10%.

Reserve estimates are inherently imprecise and these estimates are expected to change as future information becomes available.

Proved Oil and Gas Reserves (Continued)

The following summarizes the Company’s estimated total proved reserves at December 31, 2007 and 2006:

	Gas (MCF)	Oil (BBLS)	MCFE
Estimated at December 31, 2005	10,414,000	1,888,000	21,742,000

Purchase, Discoveries, Extensions, and Improved Recovery, Net of Revisions of Previous Estimates	3,912,000	259,000	5,466,000

Production	(1,247,000)	(331,000)	(3,233,000)

Estimated at December 31, 2006	13,079,000	1,816,000	23,975,000

Purchase, Discoveries, Extensions, and Improved Recovery, Net of Revisions of Previous Estimates	25,149,000	789,000	29,883,000

Production	(1,068,000)	(308,000)	(2,916,000)

Estimated at December 31, 2007	37,160,000	2,297,000	50,942,000

At December 31, 2007 and 2006, the approximate undiscounted and discounted (using a discount rate of 10%) future net cash flows before income taxes related to the Company’s proved oil and gas reserves were $317,603,000 and $217,773,000, respectively.  The future net cash flows were calculated utilizing NYMEX futures base prices for oil and Henry Hub base gas prices.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE I

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

Capitalized Costs Relating to Oil and Gas Producing Activities

	2007	2006
Proved Properties	$27,884,163	$24,414,497
Unproved Properties	--	--
Accumulated Depreciation, Depletion and Amortization	(7,665,910)	(3,727,157)
Net Capitalized Costs	$20,218,253	$20,687,340

Costs Incurred in Oil and Gas Producing Activities

	2007	2006
Acquisitions	$--	$3,048,410
Capitalized Plug and Abandonment Costs	--	1,610,161
Exploration	--	--
Development	3,469,666	10,231,546
Costs Incurred	$3,469,666	$14,890,117

Results of Operations for Oil and Gas Producing Activities

	2007	2006
Oil and Gas Sales	$22,183,499	$20,310,017
Production Costs	(14,368,459)	(7,520,691)
Exploration Expenses	--	--
Depreciation, Depletion, and Amortization	(3,938,755)	(3,456,346)
Results of Operations for Oil and Gas Producing Activities (Excluding Corporate Overhead and Financing Costs)	$3,876,285	$9,332,980

Standardized Measure of Discounted Future Net Cash Flows Relating to Reserves

The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69 (FAS 69), Disclosures about Oil and Gas Producing Activities.  It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance.  Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE I

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

(Dollars in Thousands)
	2007	2006
Future Cash Inflows	$444,079	$197,659
Future Production Costs	(62,505)	(50,738)
Future Development Costs	(63,971)	(28,389)
Future Net Cash Flows	317,603	118,532
10% Annual Discount for Estimated Timing of Cash Flows	(99,830)	(25,011)

Standardized Measure of Discounted Future Net Cash Flows	$217,773	$93,521

The following reconciles the change in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves:

	2007	2006
Beginning of Year	$93,521	$89,364
Sales of Oil and Gas Produced, Net of Production Costs	(7,814)	(12,789)
Net Changes in Prices and Production Costs	42,255	(17,046)
Extensions, discoveries, and Improved Recovery, Less Related Costs	137,662	35,784
Development Costs Incurred During the Year Which were Previously Estimated	53	6,302
Net Change in Estimated Future Development Costs	(35,634)	(11,169)
Revisions of Previous Quantity Estimates	(7,997)	(8,494)
Net Change from Purchases and Sales of Minerals in Place	--	3,048
Accretion of Discount	945	1,014
Other	(5,218)	7,507
End of Year	$217,773	$93,521

EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (UNAUDITED)

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

HARVEST OIL & GAS, LLC

NOTES TO FINANCIAL STATEMENTS

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

NOTE J

SUBSEQUENT EVENT

On October 24, 2007, Saratoga Resources, Inc. entered into a Purchase and Sale Agreement with the Company to purchase all of the membership interests in the Company for $116 million, subject to certain potential adjustments and performance obligations.  This agreement expires February 29, 2008.

EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (UNAUDITED)

Effective July 14, 2008, Saratoga Resources, Inc. completed the acquisition of Harvest Oil & Gas, LLC and the Harvest Group, LLC (together the “Harvest Companies”)  in a transaction to be accounted for under the purchase method of accounting.  Saratoga paid $105.7 million in cash and issued 4,900,000 common shares of Saratoga stock, in connection with the related transaction that acquired 100% of the ownership of both Harvest Companies.  Pursuant to the terms of the Purchase and Sales agreement, a portion of the cash paid was used to retire all existing bank debt on the Harvest Companies totaling approximately $33.7 million and in a related transaction paid $30 million in cash to eliminate an existing net profits interest in Harvest’s properties held by Macquarie Bank that was released after repayment of the Harvest Companies loans.

The acquisition and the related closing cost were funded with $12.5 million in borrowings under a new $25 million first lien revolving credit facility with Macquarie Bank who received 3,300,000 of the common shares issued, and a $97.5 million loan under a new second lien credit agreement with Wayzata Investment Partners which included Saratoga issuing 805,515 warrants to Wayzata to purchase common stock of Saratoga, at an exercise price of $0.01 per share, as part of the terms.

Pro Forma Combined Financial Data

The following unaudited pro forma combined financial information gives effect to the acquisition on July 14, 2008, by Saratoga Resources, Inc. of The Harvest Group, LLC and Harvest Oil & Gas, LLC (together, the "Harvest Companies"), both limited liability companies based in South Louisiana. The acquisition and related transactions involved $105.7 million in cash and issuance of 4,900,000 shares of Saratoga Resources, Inc. valued at $12.3 million.   For the three months ended March 31, 2008, the Harvest Companies, reported net revenues of approximately $10.5 million and net loss of $ 3.0 million. For the year ended December 31, 2007, the Harvest Companies, reported net revenues of approximately $40.1 million and a net loss of $6.9 million.

The unaudited pro forma combined financial information is for illustrative purposes only and reflects certain estimates and assumptions. These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes, our historical consolidated financial statements and the Harvest Company's historical financial statements, including the notes thereto, all of which are included elsewhere in this 8-K.

The unaudited pro forma combined statements of operation for the three months ended March 31, 2008 and the year ended December 31, 2007 give effect to the acquisition of the Harvest Companies as if it had been completed on January 1, 2007. Saratoga's results will reflect the results of operations of the Harvest Companies after its acquisition date of July 14, 2008. The Harvest column for the periods presented includes the Harvest Companies results and balances for the periods prior to its acquisition by Saratoga Resources, Inc. for the dates shown.

The unaudited pro forma combined statements of operation and statement of financial position for the three months ended March 31, 2008 and the year ended December 31, 2007 gives effect to the issuance by us of 4,900,000 shares in common stock in connection with this acquisition and the additional debt issued to finance the acquisition and related closing cost, as if it had occurred at January 1, 2007.  The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The acquisition and related transactions will be recorded under the purchase method of accounting for business combinations and the assets and liabilities assumed will be recorded at their fair values.  The allocations of the purchase price are only preliminary allocations based on estimates of fair value and may change when actual fair values are determined.

The unaudited pro forma combined financial statements are not necessarily indicative of operating results which would have been achieved had the foregoing transaction actually been completed at the beginning of the subject periods and should not be construed as representative of future operating results.

Pro Forma Combined Financial Data
SARATOGA RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2008
	Saratoga	HOG	THG	Harvest Companies		Pro-Forma Adjustments	As Adjusted
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$-	$3,173	$6,303	$9,476	(1)	$110,000	$15,143
					(2)	(104,333)
Accounts receivables	49	3,617	7,277	10,894			10,943
Joint interest and other receivables	-	397	1,804	2,201			2,201
Prepaid expenses and other assets	-	884	848	1,732			1,732
	49	8,071	16,232	24,303		5,667	30,019
Property and Equipment:
Oil and gas properties-under successful efforts	-	29,496	13,189	42,685	(3)	101,905	131,314
					(4)	(13,276)
Other property and equipment	27	125	145	270			297
Total property and equipment	27	29,621	13,334	42,955		88,629	131,611
Less accumulated depreciation, depletion and amortization	(27)	(8,366)	(4,910)	(13,276)	(4)	13,276	(27)
Property and Equipment –net	-	21,255	8,424	29,679		101,905	131,584
Other noncurrent assets:
Deferred charges – Harvest acquisition	1,048	-	-	-	(5)	(1,048)	-
Restricted cash	-	-	946	946		-	946
Total Assets	$1,097	$29,326	$25,602	$54,928		$106,524	$162,549

LIABILITIES AND STOCKHOLDERS’ CAPITAL
Current Liabilities:
Revolving credit with Macquarie Bank	$-	$29,235	$513	$29,748	(6)	$(29,748)	$-
Line of credit payable	-	150	-	150	(6)	(150)	-
Accounts payable	1,095	2,844	4,701	7,545	(8)	(1,800)	6,840
Accrued liabilities	270	1,472	1,009	2,481			2,751
Current portion of hedging liability	-	5,210	111	5,321			5,321
	1,365	38,911	6,334	45,245		(31,698)	14,912
Long-Term Liabilities:
Long-term debt with Wayzata Investment Partners	-	-	-	-	(9)	97,500	97,500
Revolving credit with Macquarie Bank	-	-	-	-	(7)	12,500	12,500
Hedging liability	-	10,727	1,862	12,589			12,589
Asset retirement liability	-	5,787	7,022	12,809			12,809
Due to (from) related parties	562	758	(501)	257		-	819
	1,927	56,183	14,717	70,900		78,302	151,129
Stockholders’ Capital:
Preferred stock	-	-	-	-			-
Common stock	11	-	-	-			11
Paid-in capital (Members’ Contributions/Distributions)	3,049	(731)	(2,770)	(3,501)	(10)	3,501	15,299
					(11)	12,250
Accumulated other comprehensive loss	-	-	-	-		-	-
Retained earnings (deficit)	(3,890)	(26,126)	13,655	(12,471)	(10)	12,471	(3,890)
	(830)	(26,857)	10,885	(15,972)		28,222	11,420
Total Liabilities and Stockholders’ Capital	$1,097	$29,326	$25,602	$54,928		$106,524	$162,549

_______

(1)

Represents funds from borrowings under new line of credit and loan from Wayzata Investment Partners to fund acquisition of Harvest Companies.

(2)

Represents acquisition price of Harvest and retirement of Harvest outstanding debt had the closing occurred March 31, 2008.

(3)

Represents the excess of total consideration over the book value of net assets acquired from the Harvest Companies.

(4)

To eliminate processor DD&A on property and equipment acquired to show beginning balances at net book value.

(5)

To capitalize deferred charges on Saratoga related to Harvest acquisition.

(6)

To repay outstanding loans with Macquarie Bank on Harvest and retirement of line of credit per Purchase and Sales Agreement.

(7)

Represents new borrowing under revolving line of credit with Macquarie Bank.

(8)

Represents reduction in account payable for fees and expenses paid at closing that were in accounts payable.

(9)

Represents new long-term loan from Wayzata Investment Partners for $97.5 million at 20% interest to help fund the acquisition of the Harvest Companies.

(10)

To close out member's distributions and the retained loss on the Harvest Companies.

(11)

To record the 4,900,000 shares of Saratoga common stock issued in connection with the transactions to acquire the Harvest Companies valued at a  price of $2.50 per share on July 14, 2008, the effective date of the acquisition.

SARATOGA RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2008
	Saratoga	HOG	THG	Harvest Companies	ProForma Adjustments		As Adjusted
	(In thousands, except for per share data)
REVENUE:
Oil and gas sales, net	$31	$5,405	$10,256	$15,661	$495	(1)	$16,187
Other income		351	285	636			636
Realized and unrealized losses on hedging contracts		(5,115)	$(658)	$(5,773)			(5,773)
	31	641	9,883	10,524	495		11,050
COST AND EXPENSES:
Lease operating expense	3	2,230	5,130	7,360	-		7,363
Depreciation, Depletion & Amortization	-	648	605	1,253	(1,253)	(2)	5,300
					5,300	(2)
Plug and Abandonment provision		253	180	433			433
General and administrative	229	2,160	547	2,707	-		2,936
Total operating expenses	232	5,291	6,462	11,753	4,047		16,032
Operating (loss) income	(201)	(4,650)	3,421	(1,229)	(3,552)		(4,982)
Interest expense, net of interest income	14	1,803	-	1,803	(1,803)	(3)	5,044
					5,030	(3)
(Loss) income before income taxes	(215)	(6,453)	3,421	(3,032)	(6,779)		(10,026)
Benefit (provision) for income taxes	-	-	-	-	-		-
Net (loss) income	$(215)	$(6,453)	$3,421	$(3,032)	$(6,779)		$(10,026)
Basic and diluted loss per share	$(0.02)						(0.59)
Weighted average number of common shares outstanding	10,645,292					(4)	16,865,292

SARATOGA RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007
	Saratoga	HOG	THG	Harvest Companies	Pro Forma Adjustments		As Adjusted
	(Audited)			(Audited)			(Unaudited)
	(In thousands, except for per share data)
REVENUES:
Oil and gas sales, net	$30	$22,183	$29,461	$51,644	$1,298	(1)	$52,942
Other income	-	267	73	340			340
Realized and unrealized losses on hedging contracts		(9,613)	(2,407)	(12,020)			(12,020)
	30	12,837	27,127	39,964	1,298		41,292
EXPENSES:
Lease operating expense (including P&A)	22	14,916	11,491	26,407	0		26,429
Depreciation, Depletion & Amortization	0	3,966	3,437	7,403	21,100	(2)	21,100
					(7,403)	(2)
General and administrative	609	1,912	258	2,170	0		2,779
Total operating expenses	631	20,794	15,186	35,980	13,697		50,308
Operating (loss) income	(601)	(7,957)	11,941	3,984	(12,399)		(9,016)
Interest expense, net of interest income	51	7,691	3,266	10,957	20,125	(3)	20,176
					(10,957)	(3)
Loss before income taxes	(652)	(15,649)	8,675	(6,974)	(21,567)		(29,192)
Benefit (provision) for income taxes	0	0	0	0	0		0
Net (loss) income	(652)	(15,649)	8,675	(6,974)	(21,567)		(29,192)

Basic and diluted loss per share	$(0.08)						$(1.73)
Weighted average number of common shares outstanding	8,242,098					(4)	16,865,292

________

(1)

Reflects elimination of the 4% overriding royalty interest held by Macquarie after repayment of Harvest loans in connection with the acquisition of the Harvest Companies

(2)

Represents an estimate to record DD&A on the step up of Oil and Gas properties to fair values from Saratoga's acquisition of the Harvest Companies.

(3)

Represents an estimate to record interest expense on the additional borrowing under the new revolving credit facility with Macquarie Bank and the new $97.5 million loan from Wayzata at 20% interest.

(4)

Includes 4,900,000 additional shares issued by Saratoga as part of the transaction to acquire the Harvest Companies and 1,040 shares of restricted stock issued to Harvest employees.